Date:  January 10, 1994



      Robert C. Jaudes (as President of Laclede Gas Company), and Donald L. Godiner (as Senior Vice President, General Counsel and Secretary of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors;
(3) to clarify the meaning of any of the provisions of the Plans; and/or
(4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Laclede Gas Company Salary Deferral Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.





























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                  AMENDMENTS TO THE LACLEDE GAS COMPANY
                      SALARY DEFERRAL SAVINGS PLAN


The following amendments are all effective January 1, 1985:

1.  A new subsection (c) is added to Section 10.1 reading as follows:
    "(c) Notwithstanding anything to the contrary in this Plan, a Participant who is required under Code Section 401(a)(9) to take a mandatory distribution due to attainment of age seventy and one-half (70-1/2) shall receive such distribution in accordance with Section 10.2(c)(ii)."

2. The first sentence of Section 10.2(b) is replaced by the following sentence:

    (b) "All distributions shall be made in a single, lump sum distribution except as provided in subsection (a) of this Section 10.2 with respect to subsequent contributions or as provided in subclause
         (ii) of subsection (c) of this Section 10.2 with respect to Employees who have attained age seventy and one-half (70-1/2)."

3. Section 10.2(c)(ii) is amended by replacing said subclause (ii) with the following subclause (ii):

    "(ii) as required by and in accordance with Code Section 401(a)(9) and regulations thereunder, not later than April 1 following the end of the calendar year in which the Participant attained age seventy and one-half (70-1/2), if the Participant is then an Employee. For purposes of the required distributions, the Participant may elect to receive a total distribution of the Participant's Account, or the minimum distribution which is required. The first such distribution will be for the distribution year which is the calendar year in which the Participant attained age seventy and one-half (70-1/2). If the Participant elects the minimum required distribution, it will be based upon the value of the Participant's Account at December 31 of the calendar year preceding the distribution year, divided by remaining life expectancy. Life expectancy will be calculated using the Participant's age at December 31 of the distribution year; life expectancies for a Participant with a designated Beneficiary will be based on the Participant's and Beneficiary's ages at December 31 of the distribution year. (If there is more than one designated Beneficiary, the remaining life expectancy of the designated Beneficiary with the shortest life expectancy will be used.) Each year thereafter, the Participant's (or the Participant's and designated Beneficiary's) life expectancy (or life expectancies) shall be reduced by one year. The Participant must specify the Investment Fund or Funds from which the minimum distributions shall be withdrawn. Subsequent distributions will be made at least annually thereafter, by December 31 and will be for the calendar year which ended on the prior December 31. If the Participant dies after the Participant has attained age seventy and one-half (70-1/2) but before all of the Participant's Account has been distributed, then the remainder of the Participant's Account shall be distributed to the Participant's designated Beneficiary not later than


                                  Page 26
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    sixty (60) days after the date of the Participant's death.  Mandatory distributions under this subclause (ii) will comply with the distribution requirements, including the minimum distribution incidental benefit requirements, as provided under Code Section 401(a)(9). If any provision of this Plan conflicts with such distribution requirements, then the Code Section 401(a)(9) distribution requirements will govern."




                                                  Robert C. Jaudes
                                              ----------------------------
                                              Title:  President and Chief
                                                      Executive Officer



                                                   Donald L. Godiner
                                              -----------------------------
                                              Title:  Senior Vice President,
                                                      General Counsel and
                                                      Secretary































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